Exhibit 10.44

SQL TECHNOLOGIES CORP.

RESTRICTED SHARES AWARD AGREEMENT

This Restricted Shares Award Agreement (the “Agreement”) is entered into between SQL Technologies Corp. (the “Company”) and the individual named below as the “Grantee”, effective as of the Date of Grant set forth below.

Grantee:

Date of Grant:

Number of Restricted Shares:	Restricted Shares

Vesting Date(s):	[ ]

1. Grant of Restricted Shares. The Company has granted to the Grantee, in accordance with the terms and conditions of the SQL Technologies Corp. 2021 Stock Incentive Plan (the “Plan”) and this Agreement, the number of Restricted Shares set forth above (the “Restricted Shares”), on the Date of Grant set forth above. Any stock certificate or uncertificated book-entry evidencing the Restricted Shares issued shall bear all legends determined by the Company necessary to effectuate the provisions of this Agreement and shall be held in custody by the Company. Grantee agrees that, in order to ensure compliance with the restrictions imposed on the Restricted Shares under the Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any. Effective until the Restricted Shares have become vested, Grantee hereby irrevocably constitutes and appoints the Chief Executive Officer of the Company as attorney-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution.

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN THIRTY (30) DAYS AFTER THE DATE OF GRANT

2. Vesting of Restricted Shares.

(a) [        ] of the Restricted Shares shall vest on each of the Vesting Dates set forth above (each, a “Vesting Date”), provided that Grantee shall have remained in continuous employment or other service with the Company or a Subsidiary (“Continuous Service”) through the applicable Vesting Date.

(b) Notwithstanding Section 2(a):

(i) Upon the occurrence of a Change in Control prior to a Vesting Date and during Grantee’s Continuous Service, any Restricted Shares that have not vested shall immediately vest; and

(ii) The Committee may, in its sole discretion, provide for the full or partial acceleration of vesting of the Restricted Shares in connection with the termination of Grantee’s Continuous Service for any other reason prior to a Vesting Date.

3. Forfeiture of Restricted Shares. The Restricted Shares (and any related accumulated dividends) that have not yet vested pursuant to Section 2(a) shall be forfeited automatically without further action or notice if Grantee’s Continuous Service with the Company or a Subsidiary terminates prior to a Vesting Date for any reason other than as provided pursuant to Section 2(b).

4. Voting and Dividends. Except as otherwise provided herein, from and after the Date of Grant, Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that (a) any cash dividend otherwise payable with respect to unvested Restricted Shares shall be accumulated and paid in cash (without interest) only at the time(s) that the underlying Restricted Shares become vested, subject to and conditioned upon Grantee’s Continuous Service until such time; and (b) any additional Shares of the Company or other securities that Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by the Agreement.

5. Restrictions on Transfer. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee, except to the Company, by will or the laws of descent and distribution, or as may otherwise be permitted by the Plan, until the Restricted Shares have vested. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. Any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.

6. Lock-Up Agreement. Grantee agrees that, if requested by the Company in connection with a public offering of Shares or other securities of the Company, Grantee will not sell, offer for sale or otherwise dispose of any vested Restricted Shares for such period of time as is determined by the Committee; provided that at least a majority of the Company’s directors and officers who hold options, Restricted Shares or such other securities of the Company at such time are similarly bound.

7. Tax Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the vesting of the Restricted Shares, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise vested with a value equal to the required withholding (based on the Fair Market Value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Notwithstanding the foregoing, Grantee may elect, in accordance with procedures adopted by the Company from time to time, to either (i) pay or provide for payment of the required tax withholding, or (ii) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to Grantee (including dividend payments pursuant to Section 4 of this Agreement); provided that the Company may require the use of one or both of these methods in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon delivery or vesting of the Shares.

8. Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary.

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9. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10. Entire Agreement; Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

11. Adjustments. The number and kind of Restricted Shares are subject to adjustment as provided in Section 15 of the Plan.

12. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver or vest any Shares pursuant to this Agreement if the delivery or vesting thereof would result in a violation of any such law or listing requirement.

13. Successors and Assigns. Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

14. Data Privacy. In order to administer the Plan, the Company may process personal data about Grantee. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Grantee hereby gives explicit consent to the Company to process any such personal data. Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which Grantee works or is employed, including, if Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

15. Electronic Delivery. Grantee hereby consents and agrees to electronic delivery of any documents (including prospectus information) that the Company may elect to deliver in connection with this Agreement, the Restricted Shares and any other award made or offered under the Plan. Grantee understands that, unless earlier revoked by Grantee by giving written notice to the Chief Executive Officer of Company, this consent shall be effective for the duration of the Agreement. Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

16. No Employment Contract. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment or other service by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate the employment or other service of Grantee, or adjust the compensation of Grantee, in each case with or without cause.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

18. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to Grantee shall be addressed to Grantee at his or her address, e-mail or fax number on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement, as of the day and year first above written.

GRANTEE:	COMPANY:
[ ]	SQL TECHNOLOGIES Corp.

Signature:	Signature:
Signature:	Name:
Title:
Dated:	Dated:

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